                                                                    Exhibit 11.1

                                XTRA CORPORATION
     EARNINGS PER SHARE AND WEIGHTED AVERAGE SHARES OUTSTANDING CALCULATION
          For the three and nine months ended June 30, 1995 and 1994
                 (Millions of dollars except per share amounts)
                                  (Unaudited)


                                                            Three Months Ended                Nine Months Ended
                                                                 June 30,                         June 30,
                                                        ----------------------------    ------------    ------------
                                                            1995            1994            1995            1994
                                                        ------------    ------------    ------------    ------------
Net Income                                              $       11.8    $       14.6    $       44.5    $       42.6
                                                        ============    ============    ============    ============

Weighted average number of fully diluted
     common shares outstanding (in thousands)                 16,860          17,024          16,979          17,018


Earnings per common and
     dilutive common equivalent share                   $       0.70    $       0.86            2.62    $       2.50
                                                        ============    ============    ============    ============

Computation of Primary Shares Outstanding
     (in thousands)

Weighted average common shares outstanding                    16,775          16,914          16,890          16,890


Common stock equivalents for primary EPS:                         85             109              88             125
                                                        ------------    ------------    ------------    ------------

Weighted average number of common
     shares outstanding (primary)                             16,860           17,023         16,978          17,015
                                                        ============    ============    ============    ============


Computation of Fully Diluted Shares Outstanding
     (in thousands)

Weighted average common shares outstanding                    16,775           16,914         16,890          16,890


Common stock equivalents for fully diluted EPS:                   85              110             89             128
                                                        ------------    ------------    ------------    ------------

Weighted average number of common
     shares outstanding (fully diluted)                       16,860           17,024         16,979          17,018
                                                         ============    ============    ============    ============